UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2006
LINCOLN ELECTRIC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
0-1402
(Commission File Number)

Ohio	34-1860551
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
22801 St Clair Avenue
Cleveland, Ohio 44117
(Address of principal executive offices, with zip code)
(216) 481-8100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Approval of the 2006 Equity and Performance Incentive Plan
On April 28, 2006, the shareholders of Lincoln Electric Holdings, Inc. (the “Company”) approved the Company’s 2006 Equity and Performance Incentive Plan (the “2006 EPI Plan”) at the Company’s Annual Meeting of Shareholders.
The 2006 EPI Plan replaces the Company’s 1998 Stock Plan and provides more flexibility to continue the Company’s stock incentive compensation program. Under the 2006 EPI Plan, the Board of Directors (the “Board”) (or, pursuant to delegation of authority by the Board, the Compensation and Executive Development Committee of the Board) is authorized to make the following types of awards to officers (including officers who are members of the Board), other employees and consultants of the Company or any of its subsidiaries: option rights, free-standing and tandem appreciation rights, restricted shares, restricted stock units, performance shares and performance units. Subject to adjustment as provided by the 2006 EPI Plan, a total of 3,000,000 shares of the Company’s common stock, without par value (“Lincoln Common”), are available for issuance under the 2006 EPI Plan.
The foregoing is a summary of the 2006 EPI Plan and not a complete discussion thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the 2006 EPI Plan, which is attached as Appendix B to the Company’s Proxy Statement filed with the Commission on March 28, 2006, and incorporated herein by reference.
Approval of the 2006 Stock Plan for Non-Employee Directors
On April 28, 2006, the shareholders of the Company approved the Company’s 2006 Stock Plan for Non-Employee Directors (the “2006 Director Plan”) at the Company’s Annual Meeting of Shareholders. The 2006 Director Plan replaces the Stock Option Plan for Non-Employee Directors (the “2000 Director Plan”). The 2006 Director Plan provides for greater flexibility of stock awards as compared to the 2000 Director Plan, which only provided for the award of stock options.
Under the 2006 Director Plan, the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”) is authorized to make the following types of awards to non-employee directors: stock options, restricted shares and restricted stock units. Unless otherwise determined by the Governance Committee, the 2006 Director Plan provides for the following awards of stock options:
• An initial option to purchase 6,000 shares of Lincoln Common will be granted to each newly eligible Director upon his or her election to the Board.
• An annual grant of an option to purchase 3,500 shares of Lincoln Common will be granted after each annual meeting and before the end of the calendar year to each eligible Director in office on the date of the grant.
These awards are at the same level as those provided in 2005 under the 2000 Director Plan. However, under the 2006 Director Plan (as under the 2000 Director Plan), the Governance Committee has the authority to modify the type and level of awards without further shareholder approval. The Governance Committee currently has this topic under review and is considering whether to issue restricted shares or restricted stock units in the future instead of the options described above, although it has not reached any conclusion on the type of award(s) or the number of shares or units that will be awarded. Subject to adjustment as provided by the 2006 Director Plan, a total of 300,000 shares of Lincoln Common are available for issuance under the 2006 Director Plan.
The foregoing is a summary of 2006 Director Plan and not a complete discussion thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the 2006 Director Plan, which is attached as Appendix C to the Company’s Proxy Statement filed with the Commission on March 28, 2006, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
10.1	2006 Equity and Performance Incentive Plan filed on March 28, 2006 as Appendix B to the Company’s Proxy Statement, and incorporated herein by reference.

10.2	2006 Stock Plan for Non-Employee Directors filed on March 28, 2006 as Appendix C to the Company’s Proxy Statement, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.
Date: May 3, 2006	By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Senior Vice President, General Counsel & Secretary

LINCOLN ELECTRIC HOLDINGS, INC.
INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	2006 Equity and Performance Incentive Plan filed on March 28, 2006 as Appendix B to the Company’s Proxy Statement, and incorporated herein by reference.

10.2	2006 Stock Plan for Non-Employee Directors filed on March 28, 2006 as Appendix C to the Company’s Proxy Statement, and incorporated herein by reference.